Exhibit 16


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549


 Gentlemen:


 We have read and agree with the statements made under Item 4 of Form 8-K Integrated Performance Systems, Inc. dated July 7, 2004.


                            /s/ Malone & Bailey, PLLC
                            Malone & Bailey, PLLC

 Houston, Texas
 July 7, 2004